UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  June 22, 2009

LMI AEROSPACE, INC.
(Exact Name of Registrant as Specified in Its Charter)

Missouri
(State or Other Jurisdiction of Incorporation)

0-24293	43-1309065
(Commission File Number)	(IRS Employer Identification No.)

411 Fountain Lakes Blvd., St. Charles, Missouri	63301
(Address of Principal Executive Offices)	(Zip Code)

(636) 946-6525
(Registrant's Telephone Number, Including Area Code)

(Former Name or Former Address, If Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 4 – Matters Related to Accountants and Financial Statements

Item 4.01 – Changes in Registrant’s Certifying Accountant.

(a)           The Audit Committee of the Board of Directors (the “Audit Committee”) of LMI Aerospace, Inc. (the “Company”) conducted a competitive process to select a firm to serve as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2009. The Audit Committee invited several national firms to participate in this process, including BDO Seidman, LLP (“BDO Seidman”), the Company’s independent registered public accounting firm since December 29, 2003.

As a result of this process, on June 23, 2009, the Audit Committee approved the engagement of PricewaterhouseCoopers LLP (“PwC”) as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2009 and dismissed BDO Seidman from that role on that date.

BDO Seidman’s audit reports on the Company’s consolidated financial statements as of and for the fiscal years ended December 31, 2008 and 2007 did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles.

During the fiscal years ended December 31, 2008 and 2007, respectively, and through June 23, 2009, there were (i) no disagreements between the Company and BDO Seidman on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of BDO Seidman, would have caused BDO Seidman to make reference to the subject matter of the disagreement in its reports on the financial statements for such years, and (ii) no “reportable events” as that term is defined in Item 304(a)(1)(v) of Regulation S-K.

The Company provided BDO Seidman with a copy of the disclosure it is making in this Current Report on Form 8-K (the “Report”) prior to the time the Report was filed with the Securities and Exchange Commission (the “SEC”).  The Company requested that BDO Seidman furnish a letter addressed to the SEC stating whether or not it agrees with the statements made in this Item 4.01(a).  A copy of BDO Seidman’s letter dated June 25, 2009, is attached as Exhibit 16.1 hereto.

(b)           In deciding to engage PwC, the Audit Committee reviewed auditor independence and existing commercial relationships with PwC and concluded that PwC has no commercial relationship with the Company that would impair its independence.  In the fiscal years ended December 31, 2008 and 2007, respectively, and through June 23, 2009, neither the Company nor anyone acting on its behalf has consulted with PwC on any of the matters or events set forth in Item 304(a)(2) of Regulation S-K.

Section 5 – Corporate Governance and Management

Item 5.02 – Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)           Effective June 22, 2009, Darrel E. Keesling resigned from his position as Chief Operating Officer of the Company. The resignation of Mr. Keesling was not the result of any disagreement with the Company on any matter relating to its operations, policies or practices. Consistent with his employment agreement, Mr. Keesling will receive cash severance of approximately $130,000.

On June 23, 2009, the Company received notice from Brian D. Geary of his resignation from the Board of Directors of the Company, effective as of June 20, 2009.  The resignation of Mr. Geary was not the result of any disagreement with the Company on any matter relating to its operations, policies or practices.

(c)           On June 22, 2009, the Company announced that it had entered into an employment agreement with James McQueeney (the “Employment Agreement”), age 51, to serve as the Company’s President and Chief Operating Officer, effective July 6, 2009 (the “Start Date”). The press release announcing the appointment is attached as Exhibit 99.1. Concurrently with such appointment, Ronald S. Saks relinquished his position of President of the Company, retaining his position of Chief Executive Officer.

Since 1992, Mr. McQueeney has held several executive and managerial positions with Gulfstream Aerospace Corporation, most recently as that company’s Vice President, Materials since 2002.

Pursuant to the Employment Agreement, Mr. McQueeney will be entitled to an annual base salary of $300,000 for fiscal year 2009 and $309,000 for fiscal year 2010.  The terms of Mr. McQueeney’s employment arrangement are embodied in his employment agreement with the Company, attached hereto as Exhibit 10.1.  Additionally, and in connection with Mr. McQueeney’s employment with the Company, the Compensation Committee of the Board awarded to Mr. McQueeney, effective on the Start Date (the “Award Date”), that number of shares of restricted stock pursuant to the “Plan” (defined below) having an aggregate fair market value of $180,000 on the Award Date. These restricted shares become vested on the third anniversary of the Award Date.

To align the base salary of the Chief Executive Officer with the salary of the President and Chief Operating Officer, Mr. Saks' base salary for 2009 was raised from $294,081 to $310,000 effective July 1, 2009.

There are no family relationships between Mr. McQueeney and any director, executive officer or person nominated or chosen by the Company to become a director or executive officer.  Additionally, there have been no transactions involving Mr. McQueeney that would require disclosure under Item 404(a) of Regulation S-K.

Item 5.03 – Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

(a)           In connection with the appointment of James McQueeney as the President and Chief Operating Officer of the Company and the retention of the office of Chief Executive Officer by Mr. Saks, the Board of Directors, at its meeting held on June 23, 2009 immediately following the Shareholders’ Meeting (defined below), amended the Amended and Restated By-Laws (the “By-Laws”) of the Company to establish the office of Chief Executive Officer, to redefine the office of President and provide for the duties of each office. A copy of the amendment to the By-Laws is attached hereto as Exhibit 3.1.

Section 8 – Other Events

Item 8.01 – Other Events

On June 23, 2009, the Company held its 2009 Annual Meeting of Shareholders (the “Shareholders’ Meeting”). At the meeting, the shareholders reelected two Class II directors, Thomas G. Unger and John M. Roeder, to serve until 2012, or until their successors are duly elected and qualified.

Under the Company’s 2005 Long Term Incentive Plan, as amended (the “Plan”), on each date of the Company’s Annual Meeting of Shareholders, each “Non-Employee Director” (as defined in the Plan) receives an automatic award of shares of restricted stock as part of his or her director’s fees.  The Company’s directors are paid an annual fee, which is set from time to time by the Board and currently consists of (i) cash in the amount of $32,000 (payable in equal quarterly installments) and (ii) that number of shares of restricted stock having a fair market value as of the award date of $48,000. Accordingly, each Non-Employee Director, namely, Joseph Burstein, John S. Eulich, Sanford S. Neuman, Judith W. Northup, John M. Roeder and Thomas G. Unger were each awarded 4,990 shares of restricted stock pursuant to the Plan coincident with the Shareholders’ Meeting. The restrictions on the shares of restricted stock awarded to the Non-Employee Directors vest (i.e., the forfeiture provisions lapse) on the third anniversary of the award date.

Section 9 – Financial Statements and Exhibits

Item 9.01 – Financial Statements and Exhibits.

(d)        Exhibits

Exhibit No.	Description

3.1	Amendment to the Company’s Amended and Restated By-Laws

10.1	Employment Agreement dated June 22, 2009 between the Company and James McQueeney

16.1	Letter of BDO Seidman, LLP dated June 25, 2009

99.1	Press Release dated June 22, 2009

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  June 26, 2009

LMI AEROSPACE, INC.
By: /s/ Lawrence E. Dickinson
Lawrence E. Dickinson
Secretary and Vice President—Chief
Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

3.1	Amendment to the Company’s Amended and Restated By-Laws

10.1	Employment Agreement dated June 22, 2009 between the Company and James McQueeney

16.1	Letter of BDO Seidman, LLP dated June 25, 2009

99.1	Press Release dated June 22, 2009